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                       SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "AGREEMENT") is made and entered into as of the 12th day of February, 1999 (the "EFFECTIVE DATE") by and between BINKS SAMES CORPORATION, a Delaware corporation ("BINKS") and CWA INVESTMENT COMPANY, L.L.C., an Illinois limited liability company ("CWA"). Binks and CWA are sometimes collectively referred to as the "PARTIES," and individually as a "PARTY."

                                   RECITALS:

     A. CWA has brought certain claims against Binks and Binks has brought certain counterclaims against CWA pertaining to a lease for a build-to-suit office building to have been located in Vernon Hills, Illinois (the "PROJECT"), which claims and counterclaims are the subject of certain litigation entitled "CWA INVESTMENT COMPANY, L.L.C. V. BINKS SAMES CORPORATION, NO. 98L 03378" in the Circuit Court of Cook County, Illinois, County Department, Law Division (the "LANDLORD LITIGATION").

     B. Incident to the Landlord Litigation, Binks has filed a third-party complaint against The John Buck Company, an Illinois corporation (the "REAL ESTATE BROKER") alleging, among other things, that the Real Estate Broker is liable to Binks for any and all amounts owed by Binks to CWA (the "BROKER LITIGATION").

     C. Attached as EXHIBIT A to this Agreement and by this reference made a part hereof, is a list of the third-party expenses incurred by CWA in connection with the cancellation of the Project (collectively, the "OUT-OF-POCKET COSTS"). In the Landlord Litigation, CWA has asserted that Binks is liable to CWA for both the Out-of-Pocket Costs and lost profits, and Binks has denied liability to CWA therefore and made counterclaims.

     D. The Parties recognize that continued pursuit of the Landlord Litigation will be costly and time-consuming, and therefore desire to adjust and compromise all of the issues arising from and as a result of the Landlord Litigation, without prejudice to any claims of Binks against the Real Estate Broker or any former officers or directors of Binks, by Binks' payment to CWA of its Out-of-Pocket Costs and CWA's withdrawal of demand for lost profits and other damages.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, and for the other good and valuable consideration herein below set forth, the receipt and sufficiency of which are hereby expressly mutually acknowledged by the Parties, the Parties do hereby agree as follows:

     1. INCORPORATION OF RECITALS. The Recitals contained in this Agreement are hereby incorporated into the body of this Agreement as substantive agreements of the Parties.

     2. SETTLEMENT PAYMENT. Binks agrees to pay to CWA its Out-of-Pocket Costs in the aggregate sum of TWO MILLION FOUR HUNDRED AND NO/100THS ($2,400,000.00) DOLLARS, by certified check, cashier's check or wire transfer on or before February 22, 1999.

     3. DISMISSAL. Within four (4) business days following the date that Binks has made the payment to CWA set forth in Section 2 hereof, the Parties shall cause to be dismissed with prejudice their respective claims in the Landlord Litigation, but not, in the case of Binks, the Broker Litigation.

     4. CWA RELEASE OF BINKS. Subject to the provisions of Section 2 hereof, CWA, for and on behalf of itself and its past and present members, directors, officers, employees, agents, representatives, subsidiaries and affiliates, does hereby release and forever discharge Binks, its subsidiaries and affiliates, and its and their past and present shareholders, directors, officers, employees, agents, representatives and attorneys, of and from any and all claims, demands, liabilities, responsibilities, causes of action, legal or equitable, in contract, tort or otherwise, whether known or unknown, accrued or unaccrued, fixed or contingent, arising out of, related to, resulting from or otherwise concerning, in whole or in part: (i) any and all claims or potential claims that were or could have been asserted by CWA in the Landlord Litigation, including without limitation, the filing, prosecution or defense of the Landlord Litigation; or (ii) any transactions, acts, occurrences or omissions, whether related to the Project or otherwise, occurring or failing to have occurred on or before the Effective Date.

     5. BINKS RELEASE OF CWA. Subject to the provisions of Section 6 hereof, Binks, for and on behalf of itself and its past and present shareholders,

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directors, officers, employees, agents and representatives, does hereby release and forever discharge CWA, Van Vlissingen and Co., and its and their past and present members, directors, officers, employees, agents, representatives, subsidiaries and affiliates, and attorneys, of and from any and all claims, demands, liabilities, responsibilities, causes of action, legal or equitable, in contract, tort or otherwise, whether known or unknown, accrued or unaccrued, fixed or contingent, arising out of, related to, resulting from or otherwise concerning, in whole or in part: (i) any and all claims or potential claims that were or could have been asserted by Binks in the Landlord Litigation, including without limitation, the filing, prosecution or defense of the Landlord Litigation; or (ii) any transactions, acts, occurrences or omissions, whether related to the Project or otherwise, occurring or failing to have occurred on or before the Effective Date.

     6. RESERVATION OF BINKS CLAIMS AGAINST REAL ESTATE BROKER, FORMER OFFICERS AND DIRECTORS OF BINKS AND OTHERS. The Parties expressly acknowledge and agree that the release made by Binks of CWA set forth in
Section 5 of this Agreement shall not, in any way whatsoever, constitute or be construed as a release by Binks, either in whole or in part, of:

          (a) the Real Estate Broker, its officers, employees and agents, generally, or a release by Binks of any claims against the Real Estate Broker made in connection the Broker Litigation, specifically, it being the express intention of the Parties that no such release of the Real Estate Broker, its officers, employees and agents of any kind whatsoever is being given by Binks under this Agreement; or

          (b) any former officer or director of Binks, it being the express intention of the Parties that no such release of any former officer or director of Binks of any kind whatsoever is being given by Binks under this Agreement; or

          (c) any other person or party whatsoever (other than CWA and its past and present members, directors, officers, employees, agents, representatives, subsidiaries and affiliates, and attorneys), it being the express intention of the Parties that no such release of any such other person or party of any kind whatsoever is being given by Binks under this Agreement.

     7. CWA INTERVIEWS. CWA covenants to Binks that CWA shall (at its sole cost and expense) cause its chief executive officer, Charles Lamphere ("LAMPHERE") and its real estate attorney, Ms. Donna Head ("HEAD"), to appear at

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the offices of Binks' litigation counsel, McBride Baker & Coles, of Chicago,
Illinois ("BINKS COUNSEL") to be separately interviewed by Binks Counsel about each such person's personal knowledge of facts deemed by Binks Counsel to be relevant to the Broker Litigation (the "INTERVIEWS"), each of which shall be (x) for a duration not to exceed one (1) business day, and
(y) conducted on a date mutually agreeable to the Parties, but in no event more than ten (10) business days following the date that Binks has made the payment to CWA set forth in Section 2 hereof. If requested by Binks Counsel to do so, Lamphere and/or Head, as the case may be, shall individually execute a separate written statement (or if Binks Counsel shall so elect, an affidavit) to be prepared by Binks Counsel in accordance with the provisions of the penultimate sentence of this Section 7 (a "STATEMENT"), each such Statement to truthfully set forth in summary form the facts disclosed by the Interview deemed relevant by Binks Counsel and known to Lamphere and/or Head, as the case may be. Any Statement shall be prepared in accordance with the following procedures: (i) the Statement shall be prepared by Binks Counsel and submitted to Lamphere and/or Head, as the case may be, by the close of business on the fifth business day following the date of the completion of his or her Interview, which shall be in draft form; and (ii) Lamphere and/or Head, as the case may be, shall thereupon promptly review such draft of his or her Statement (for not more than five (5) business days following receipt of the draft), make such corrections, deletions and/or additions thereto as he or she may deem necessary to make such Statement truthfully reflect his or her knowledge of the facts, and thereupon promptly execute and return to Binks Counsel the said Statement (provided that if Binks Counsel has requested an affidavit, such Statement shall be duly signed and sworn to by Lamphere or Head, as the case may be).

     8. NO ADMISSION OF LIABILITY. Nothing contained in this Agreement (or in any other document or instrument relating to the allegations made by the Parties against each other in the Landlord Litigation) shall constitute an admission by either Party (a) of any liability whatsoever to the other Party, or (b) that either Party has committed any act or failed to take any act, alleged by the other Party in the Landlord Litigation.

     9. EXPENSES. Each Party shall bear its own expenses in connection with the Landlord Litigation, this Agreement and the transactions contemplated thereby.

     10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement and shall remain in full force and effect until a claim based thereon is barred by applicable statutes of limitation.

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

     11. WAIVER. Failure of CWA or Binks, as the case may be, to not insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall the relinquishment of any right or power hereunder or at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     12. SEVERABILITY. If applicable law prohibits or invalidates any provision of this Agreement, such provision shall be rendered ineffective and severable for the remainder of this Agreement without affecting or impairing the enforceability or validity of the remainder of this Agreement.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the Parties relating to the subject matter hereof and is the final and complete expression of their intent. No prior or contemporaneous negotiations, promises, agreements, covenants or representations of any kind or nature, oral or written, have been made by the Parties, or any of them, in negotiations leading to this Agreement or relating to the subject matter hereof, which are not expressly set forth in this Agreement, or which have not become merged and finally integrated into this Agreement; it being the intention of the Parties hereto that in the event of any subsequent litigation, controversy, or dispute concerning the terms and provisions of this Agreement, no Party shall be permitted to offer to introduce oral or extrinsic evidence concerning the terms and conditions hereof that are not included or referred to herein and not reflected in writing in this Agreement.

     14. AMENDMENT. This Agreement may be changed, modified or amended only by a written instrument duly executed by the Parties.

     15. NON-ASSIGNMENT. Binks and CWA, for themselves, their respective members, shareholders, directors, officers, employees, agents, representatives, subsidiaries and affiliates, do hereby represent and warrant to each other that it has not assigned, transferred or otherwise disposed of any right, claim, cause of action or demand that, but for such assignment, transfer or other disposition, would be subject to one of the above set forth releases.

     16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors-in-interest or assigns.

     17. NOTICES. Any notice or other communication required to be given hereunder by one Party to the other shall be in writing addressed to that Party at the address set forth below (or to such other address set forth in writing

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

delivered to such other Party), and may be personally served, sent by overnight courier service or U.S. mail, provided that such notice shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by overnight courier, one (1) business day after delivery to the courier properly addressed; and (c) if delivered by U.S. mail, four
(4) business days after deposit with postage prepaid and properly addressed.

     If to Binks:

          Binks Sames Corporation
          9201 West Belmont Avenue
          Franklin Park, Illinois 60131
          Attention: Arnold Dratt, President

          With a copy to:

          Robert I. Schwimmer, Esq.
          McBride Baker & Coles
          500 West Madison, 40th Floor
          Chicago, Illinois 60661

     If to CWA:

          CWA Investment Company, L.L.C.
          1 Overlook Point, Suite 100
          Lincolnshire, Illinois 60069
          Attention: Charles R. Lamphere

          With a copy to:

          Louis D. Bernstein, Esq.
          Gould & Ratner
          222 North LaSalle, 8th Floor
          Chicago, Illinois 60601

     18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

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

     19. THIRD PARTY BENEFICIARIES. Except as expressly provided in Sections 4 and 5 hereof, neither this Agreement nor any provision of this Agreement is intended to confer upon anyone other than the Parties and their successors-in-interest any rights or remedies hereunder.

     20. MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other that: (a) it has the capacity and authority to enter into and perform this Agreement; and (b) the execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate, partnership, limited liability company or other action of such Party and do not and will not conflict with, result in a breach or violation of or constitute a default under any of the governing documents or instruments of such Party or any material agreement, instrument, judgment or decree to which such Party is a party or by which it is bound.

     21. LEGAL REPRESENTATION AND DRAFTING PRESUMPTIONS. The Parties, through their attorneys, have each actively participated in and contributed to the preparation of this Agreement. The Parties hereby agree that there shall not presumption favoring or burdening any Party based upon the drafting of this Agreement.

     22. FURTHER INSTRUMENTS. The Parties agree to execute such further instruments as necessary to effectuate the intents and purposes of this Agreement.

     23. HEADINGS. The section headings contained in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.

     24. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

BINKS SAMES CORPORATION,              CWA INVESTMENT COMPANY,
a Delaware corporation                L.L.C., an Illinois limited liability
                                      company

                                      By: Lamphere Rental Sub-Partnership,
                                          an Illinois general partnership, a
By: /s/ Arnold Dratt                      Managing Member
    -----------------------------
    Arnold Dratt, President & CEO
                                      By: /s/ Charles R. Lamphere
                                          -----------------------------

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

                                          Charles R. Lamphere, a
                                          General Partner


1014036

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